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                                                                    Exhibit 23.3
                      [UCAR INTERNATIONAL INC. LETTERHEAD]


                                 June 27, 2000


VIA FACSIMILE
Ms. Stephanie Chan, Esq.
Ballard Power Systems Inc.
9000 Glenlyon Parkway
Burnaby BC
Canada V5J 5J9

RE:  CONSENT TO REFERENCE IN S-1

Dear Stephanie,

     Thank you for your assistance over the past several weeks with regard to the proposed initial public offering of Graftech Inc. Pursuant to our previous conversation, please sign below acknowledging the consent of Ballard Power Systems Inc. to being named in the Graftech Inc. registration statement and further consenting to our prospectus description of Ballard's business and products. For your convenience, I have attached those excerpts from the registration statement which were previously forwarded to you and which describe Ballard's business and products.

                                        Sincerely,

                                        /s/ William C. P'Pool

                                        William C. P'Pool


--------------------------------
Consent acknowledged:

/s/ Eamonn Percy
--------------------------------
Ballard Power Systems Inc.


cc:  Paul Calarco
     Ridge Barker


WCP/sc